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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 2000, except for Note 10, the date for which is March 14, 2000, relating to the financial statements and financial statement schedule, which appears in Eltrax Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Detroit, Michigan
August 4, 2000